UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2011

CHS Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 6, 2011, CHSIH SARL, a wholly owned subsidiary of CHS Inc. (the "Company"), sold for approximately $225 million, 6,431,573 shares (representing 44.21%) of the capital stock of Multigrain AG ("MAG") to Mitsui & Co., Ltd, a Japanese corporation ("Mitsui") pursuant to a Share Purchase Agreement dated March 17, 2011 between CHSIH SARL and Mitsui (the "Sale"). MAG is a joint venture company located in Sao Paulo, Brazil that, prior to the Sale, was owned by CHSIS SARL, Mitsui and PMG Trading AG. This transaction represents the sale of all of CHSIH SARL’s ownership interest in MAG.

MAG is involved in agricultural production in Brazil, including grain production. CHS continues to operate businesses in South America, including CHS do Brasil Ltda, with headquarters in Sao Paulo, and CHS de Argentina, with headquarters in Buenos Aires, which procure grains and oilseeds for global customers and export from multiple southern Brazil ports.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

May 6, 2011	By:	/s/ David A. Kastelic

Name: David A. Kastelic
Title: Executive Vice President and Chief Financial Officer